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                                                                    Exhibit 23.1


                        Consent of Independent Auditors

We consent to the inclusion in the registration statement of Post-Effective Amendment No. 3 to the Form F-1 of our report dated August 28, 2000, on our audits of the consolidated financial statements of LJ International Inc. as of April 30, 1999 and 2000 and for each of the three years in the period ended April 30, 2000. We also consent to the reference to our firm under the caption "Experts".




/s/ Moores Rowland
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Moores Rowland
Chartered Accountants
Certified Public Accountants, Hong Kong

Dated:  September 28, 2000